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                               TOUCH TONE AMERICA, INC.

                             CANNEY CONSULTING AGREEMENT


    THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as of October 23, 1996 by and between TOUCH TONE AMERICA, INC. (the "Corporation"), and MICHAEL CANNEY ("Consultant").

                                       RECITALS

    A. Consultant has been employed as the Chief Executive Officer of Corporation.

    B. Corporation is party to a transaction pursuant to which it will be the survivor of a merger with SVV Sales d/b/a Arcada Communications (the "Merger").

    C. Pursuant to the Merger, Consultant will resign as the Chief Executive Officer of Corporation, and thenceforth will act merely as a consultant to the Corporation.

    D. The parties wish to enter into this Agreement to memorialize the terms upon which the Consultant will provide consulting services to the Corporation.

                                      AGREEMENT

    In consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. TERM. The Corporation hereby retains Consultant, and Consultant hereby agrees to be retained by the Corporation, for the consideration and upon the terms and conditions herein set forth, to consult, counsel and advise with the Corporation as set forth herein for a term commencing upon the consummation of the Merger (the "Commencement Date") and continuing for one (1) year (the "Term"). The Term may be extended by mutual agreement of the parties.

    2. DUTIES. Consultant agrees to render counsel and advice to the Corporation from time to time, as reasonably requested by and at the sole discretion of the Corporation, for the profit, benefit and advantage of the Corporation. The services of Consultant hereunder shall be rendered at such times and places as shall be mutually convenient to the Corporation and the Consultant. Consultant shall perform no work except at the request and with the consent of the Corporation. Nothing in this Agreement shall prevent Consultant from performing services for persons or entities other than the Corporation, provided that performance of such services shall not be contrary to any of the provisions of Sections 6 through 8 and shall not interfere with the Consultant's performance of his duties hereunder unless Consultant has obtained the prior written consent of the Corporation.


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    3.   CASH CONSIDERATION.  Consultant shall be paid Five Hundred Dollars
($500) for every eight hour day of consulting activity actually performed pursuant to this Agreement, which amount shall be pro-rated for any partial day of consulting activity. Cash consideration shall be paid monthly.

    4.   STOCK CONSIDERATION.

         4.1 GRANT OF STOCK OPTION. In consideration of Consultant's agreement to resign as Chief Executive Officer of Corporation and to act as a consultant hereunder, Corporation hereby grants an option (the "Option") to purchase One Hundred Twenty-Five Thousand (125,000) shares of Corporation's common stock (the "Option Shares"), subject to adjustments provided in Section
4.8 below, and on the terms and conditions hereinafter set forth.

         4.2 DATE OF GRANT. The date of grant of the Option shall be deemed to be the Commencement Date.

         4.3 EXERCISE PRICE. The exercise price for the Option Shares shall be $.01 per share.

         4.4 EXPIRATION DATE. The Option shall expire three (3) years following the expiration of the Term. If Consultant shall die during the term of the Option, Consultant's legal representative or representatives, or the person or persons entitled to do so under Consultant's last will and testament or under applicable intestate laws, shall have the right to exercise the Option, but only for the number of shares as to which Consultant was entitled to exercise the Option in accordance with Section 4.5 hereof on the date of his death, and such right shall expire and the Option shall terminate three (3) years and six (6) months after the date of Consultant's death or on the expiration date of the Option, whichever date is sooner.

         4.5 VESTING. The Option shall be deemed fully vested as of the Commencement Date.

         4.6 NON-TRANSFERABILITY OF OPTION. Consultant may not transfer the Option except by will or the laws of descent and distribution. The Option shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall be exercisable during the Consultant's lifetime only by the Consultant or his guardian or legal representative.

         4.7 LIMITED TRANSFERABILITY OF STOCK. Consultant may not transfer any Option Shares, whether or not such Option Shares registered pursuant to
Section 4.13 hereof, for a one (1) year period beginning on the Commencement
Date.

         4.8 STOCK ADJUSTMENT AND CORPORATE REORGANIZATION. If the Option Shares are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like occurring after the Commencement Date, appropriate


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adjustments shall be made in the number and/or kind of shares or securities for which the unexercised portion of the Option may thereafter be exercised, all without any change in the aggregate exercise price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the exercise price per share or other unit. No fractional share of stock shall be issued under the Option or in connection with any such adjustment. Such adjustments shall be made by or under authority of the Corporation's board of directors whose determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

    Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger, statutory share exchange or consolidation of the Corporation after the Commencement Date as a result of which the outstanding securities of the class then subject to the Option are changed into or exchanged for cash or property or securities not of the Corporation's issue, or upon a sale of substantially all the property of the Corporation to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Corporation then outstanding by, another corporation or person, the Option shall terminate, unless provision be made in writing in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of any options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Option shall continue in the manner and under the terms so provided. If the Option shall terminate pursuant to the foregoing sentence, the Consultant shall have the right, at such time prior to the consummation of the transaction causing such termination as the Corporation shall designate, to exercise any unexercised portion of the Option including the portions thereof which would, but for this
Section 4.8

    Notwithstanding anything to the contrary contained herein, the parties acknowledge that the Option has shall be deemed granted upon the consummation of the Merger, and the Merger shall not be deemed an event giving rise to any adjustment or termination under this Section.

         4.9 EXERCISE; PAYMENT FOR AND DELIVERY OF STOCK. The Option may be exercised by the Consultant or other person then entitled to exercise it by giving four (4) business days' written notice of exercise to the Corporation specifying the number of shares to be purchased and the total purchase price, accompanied by a check to the order of the Corporation in payment of such price. If the Corporation is required to withhold on account of any present or future tax imposed as a result of such exercise, the notice of exercise shall be accompanied by a check to the order of the Corporation in payment of the amount of such withholding.

         4.10 ALTERNATIVE PAYMENT WITH STOCK. Notwithstanding the foregoing provisions requiring payment by check, payment of such purchase price or any portion thereof may be made with shares of stock of the same class as the shares then subject to the Option, if shares of that class are then publicly traded (as defined below), such shares to be credited toward such purchase price on the valuation basis set forth below, in which event the stock certificates evidencing the shares so to be used shall accompany the notice of exercise and shall be duly endorsed or accompanied by duly executed stock powers to transfer the same to the Corporation; provided, however, that such payment in stock instead of cash shall not be effective and shall be


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rejected by the Corporation if (i) the Corporation is then prohibited from purchasing or acquiring shares of the class of its stock thus tendered to it, or
(ii) the right or power of the person exercising the Option to deliver such shares in payment of said purchase price is subject to the prior interests of any other person (excepting the Corporation), as indicated by legends upon the certificate(s) or as known to the Corporation. For purposes of this paragraph:
(a) "publicly traded" shares are those which are listed or admitted to unlisted trading privileges on a national securities exchange or as to which sales or bid and offer quotations are reported in the automated quotation system ("NASDAQ") operated by the National Association of Securities Dealers, Inc. ("NASD"); and
(b) for credit toward the purchase price, shares so surrendered shall be valued as of the day immediately preceding the delivery to the Corporation of the certificate(s) evidencing such shares (or, if such day is not a trading day in the U.S. securities markets, on the nearest preceding trading day), on the basis of the closing price of stock of that class as reported with respect to the market (or the composite of the markets, if more than one) in which such shares are then traded, or if no such closing prices are reported, the lowest independent offer quotation reported therefor in NASDAQ, or if no such quotations are reported, on the basis of the most nearly comparable valuation method acceptable to the Corporation. If the Corporation rejects the payment in stock, the tendered notice of exercise shall not be effective hereunder unless promptly after being notified of such rejection the person exercising the Option pays the purchase price in acceptable form. If and while payment of the purchase price with stock is permitted in accordance with the foregoing provisions, the person then entitled to exercise the Option may, in lieu of using previously outstanding shares therefor, use some of the shares as to which the Option is then being exercised, in which case the notice of exercise need not be accompanied by any stock certificates but shall include a statement directing the Corporation to withhold so many of the shares that would otherwise have been delivered upon that exercise of the Option as equals the number of shares that would have been transferred to the Corporation if the purchase price had been paid with previously issued stock.

         4.11 RIGHTS IN SHARES BEFORE ISSUANCE. No person shall be entitled to the privileges of stock ownership in respect of any Option Shares, unless and until such shares have been issued to such person as fully paid shares.

         4.12 REQUIREMENTS OF LAW AND OF STOCK EXCHANGES. By accepting the Option, the Consultant represents and agrees for himself and his transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933, as amended. and the rules and regulations promulgated thereunder (the "1933 Act") is in effect as to the Option Shares or are otherwise eligible for resale under the 1933 Act and Rule 144 promulgated thereunder, (i) any and all shares so purchased shall be acquired for his personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of the Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his personal account and not with a view to or for sale in connection with any distribution.

    No certificate or certificates for shares of stock purchased upon exercise of the Option shall be issued and delivered prior to the admission of such shares to listing on notice of issuance


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on any stock exchange on which shares of that class are then listed, nor unless and until, in the opinion of counsel for the Corporation, such securities may be issued and delivered without causing the Corporation to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Corporation may be a party, or any other requirement of law or of any regulatory body having jurisdiction.

         4.13 REGISTRATION OF STOCK. In the event that, at any time or from time to time after the date hereof, the Corporation proposes to register any securities (the "Registration Stock"), including shares of stock, under the 1933 Act other than pursuant to a registration statement on Forms S-4 or S-8, or any successor to such Forms, for the purpose of the sale or other transfer of the Registration Stock by the Corporation or by any present or future holder of securities of the Corporation, Consultant and/or any transferee of any Option Shares held by Consultant to whom Consultant expressly transfers such person's rights hereunder in accordance with the provisions hereof (collectively, the "Transferees") shall have the right to request that the Corporation effect the registration under the 1933 Act, of any or all of the Option Shares which are beneficially owned by Consultant and/or Transferees (the "Requested Registration Shares"). In such event, the Corporation shall use its best efforts to cause the Requested Registration Shares to be registered under the 1933 Act; provided, however, that the Corporation shall not be obligated to file and cause to become effective more than one registration statement for the consultant and the Transferees in which Requested Registration Shares are sold pursuant to this
Section 4.13. Consultant's and the Transferees' rights under this Section 4.13 shall terminate on the tenth anniversary of the Commencement Date.

    5. EXPENSES. The Corporation shall reimburse Consultant for all expenses, including travel expenses, reasonably incurred by Consultant and directly relating to the provision by Consultant of his services pursuant to this Agreement.

    6. NONCOMPETITION. During the term of this Agreement and for a period of at least three (3) years thereafter, Consultant shall not at any time, directly or indirectly, in any capacity whatsoever, own, manage, operate, join in, control, participate in, invest in, work for, or otherwise be connected with, in any manner, whether as an officer, director, consultant, partner, investor, consultant, agent or otherwise, any business entity or person which is engaged, or proposes to engage, in activities that are directly competitive with the then current or proposed activities of the Corporation. The parties hereto acknowledge that this noncompetition covenant is made to induce the Corporation to retain Consultant and is required for the purpose of preserving for the Corporation the goodwill of its current and future business.

    7. COVENANT NOT TO DISCLOSE. Consultant shall not at any time, without the express prior written consent of the Corporation, disclose or otherwise make known or available to any person, firm, corporation or other entity other than the Corporation, or use for his own account, any Confidential Information of the Corporation, whether made available to Consultant in the course of the provision of his services to the Corporation, or in negotiations leading up to the provision of such services, or otherwise, that relates to the Corporation, the existing business of the Corporation, or the reasonably foreseeable business of the Corporation.


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    8.   CONFIDENTIAL INFORMATION.  As used in this Agreement, "Confidential
Information" means any non-public information obtained by Consultant from Corporation, whether during or prior to the Term, including but not limited to financial projections and performance information, billing information, customer lists, business plans, marketing plans, and other proprietary business information of the Corporation; any and all subject matter claimed in or disclosed by any patent application prepared or filed by or on behalf of by the Corporation, in any jurisdiction, and any amendments or supplements thereto; and any and all "know how," methods, information, procedures or processes related to any invention, invention report, trade secret, or proprietary information of the Corporation.

    Confidential Information includes any of the foregoing information whether or not such information was developed, devised or otherwise created in whole or in part by the efforts of Consultant. Confidential Information may be written, oral, electronically stored, contained in magnetic media, simulated, or manifested physically, or in or by other forms, but shall be protected as Confidential Information regardless of form. Confidential Information shall not include matters of public knowledge, unless such matters become public knowledge as a result of any disclosure by Consultant or by any other party who is bound by obligations of confidence to the Corporation, or unless the combination of such matters would amount to Confidential Information. In any dispute over whether information or matter is Confidential Information for purposes of enforcement of this Agreement, it shall be the burden of Consultant to show both that such contested information or matter is not Confidential Information within the meaning of this Section 8, and that it does not constitute a trade secret under the laws of the State of Washington.

    9. RETURN OF CONFIDENTIAL INFORMATION. Immediately upon termination of this Agreement, howsoever arising, or at any time upon the written request of the Corporation or upon the oral request of any of Consultant's supervisors, Consultant shall immediately return to the Corporation all Confidential Information in any written or other manifestation or form, and shall further surrender and deliver to the Corporation all records, materials, equipment, drawings, documents and data of any nature pertaining to the Corporation, the retention of Consultant's services, or the performance of any of Consultant's duties as a consultant of the Corporation.

    10. SPECIFIC PERFORMANCE. Consultant acknowledges and agrees that: (a) but for the agreement of Consultant to comply with the covenants of this Agreement, the Corporation would not contemplate retaining or continuing to retain Consultant; (b) the Corporation will not have no adequate remedy at law if Consultant violates the terms of this Agreement or fails to perform any other obligation hereunder; and (c) the Corporation shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction, temporary, preliminary and permanent injunctive relief to restrain any breach, threatened breach, or otherwise to specifically enforce any, of such covenants or any other obligations of Consultant, if Consultant fails to perform any of his obligations under this Agreement.

    11. SEVERABILITY. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section.


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Consultant acknowledges and stipulates that the covenants set forth in
Sections 6 through 9 above are fair and reasonably necessary for the protection of the Corporation's protectable interests. In the event a court of competent jurisdiction should decline to enforce any provision of Sections 6 through 9, such section(s) shall be reformed to the extent necessary in the judgment of such court to make such section(s) enforceable to the maximum extent which the court shall find enforceable.

    12. NOTICES. Any notices given under this Agreement shall be in writing, personally delivered, or sent by certified mail, postage prepaid, or sent via telefacsimile, receipt confirmed, to the following addresses and telephone numbers, which a party may change from time to time by prior written notice to the other party:

Corporation:            Touch Tone America, Inc.

                        -----------------------------------

                        -----------------------------------

                        Attention:
                                  -------------------------

With a copy to:         Cairncross & Hempelmann, P.S.
                        701 Fifth Avenue, Suite 7000
                        Seattle, Washington 98104-7016
                        Attention:  David M. Otto

Consultant:             Michael Canney

                        -----------------------------------

                        -----------------------------------

    13. INDEPENDENT CONTRACTOR. Consultant shall during the Term be deemed to be an independent contractor.

    14. MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of the parties' respective successors and assigns. The waiver of any breach of any provision of this Agreement or failure to enforce any provision hereof shall not operate or be construed as a waiver of any subsequent breach. In the event of any dispute between the parties that arises out of this Agreement, the substantially prevailing party shall be entitled to reimbursement for its attorneys' and experts' costs, fees and expenses. The provisions of this Agreement shall not be construed as limiting any rights or remedies that either party may otherwise have under applicable law, and shall be in addition to all other rights and remedies of such party, including any which may arise out of any other written agreement involving the parties.

    15. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington without regard to conflicts of laws principles. The obligations set forth in this Agreement are intended to supplement and not to supersede the protections afforded the Corporation under the Uniform Trade Secrets Act, or similar law or laws as may be in effect from time to time within the State of Washington. The exclusive jurisdiction and venue of any lawsuit between the parties arising under this Agreement


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or out of the transactions contemplated hereby shall be the Superior Court of
Washington for King County, or the United States District Court for the Western District of Washington at Seattle, and each of the parties hereby submits itself to the exclusive jurisdiction and venue of such court for the purposes of such lawsuit.

    16. PRIOR AGREEMENTS. This Agreement amends, restates and supersedes all prior oral and written agreements between the parties.

    DATED as of the day and year first written above.

                             TOUCH TONE AMERICA, INC.


                             By   /s/ David Smith
                                -------------------------------------
                                  Its  Chief Financial Officer
                                      -------------------------------




                              /s/ Michael Canney
                             ----------------------------------------
                             MICHAEL CANNEY


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